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                  DAEDALUS ENTERPRISES, INC. AND SUBSIDIARIES


                                                                   EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements Nos. 33-27873, 33-62531 and 33-62533 of Daedalus Enterprises, Inc. on Form S-8 of our report dated September 23, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Daedalus Enterprises, Inc. and Subsidiaries for the year ended July 31, 1997.





/s/DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Ann Arbor, Michigan
October 20, 1997




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